Exhibit 99.1

FOR IMMEDIATE RELEASE
August 5, 2026

FOR ADDITIONAL INFORMATION

Media                    Investors
media@nisource.com            investors@nisource.com

NiSource announces second quarter results

•Reaffirming 2026 non-GAAP consolidated adjusted EPS guidance
•Reaffirming 2026-2033 non-GAAP consolidated adjusted EPS compound annual growth rate of 9%-10%
•Continuing to execute $28.6 billion 2026-2030 consolidated capital investment plan
•Advancing $1.4 billion in savings for existing customers through recently approved Amazon and Alphabet agreements

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the quarter ended June 30, 2026 of $45.5 million, or $0.09 of earnings per diluted share, compared to net income available to common shareholders of $102.2 million, or $0.22 of earnings per diluted share, for the same period of 2025. For the six months ended June 30, 2026, on a GAAP basis, NiSource's net income available to common shareholders was $556.2 million, or $1.15 diluted earnings per share, compared to net income available to common shareholders of $577.0 million, or $1.22 diluted earnings per share, for the same period of 2025.

NiSource also reported second quarter 2026 non-GAAP adjusted net income available to common shareholders of $77.6 million, or $0.16 of consolidated adjusted EPS, compared to non-GAAP adjusted net income available to common shareholders of $101.9 million, or $0.22 of consolidated adjusted EPS, for the same period of 2025. For the six months ended June 30, 2026, NiSource's non-GAAP adjusted net income available to common shareholders was $587.2 million, or $1.22 of consolidated adjusted EPS, compared to non-GAAP adjusted net income available to common shareholders of $564.2 million, or $1.19 of consolidated adjusted EPS, for the same period of 2025. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures. **

NiSource is reaffirming its 2026 non‑GAAP consolidated adjusted EPS guidance of $2.02-$2.07 and its compound annual growth rate (CAGR) with respect to non-GAAP consolidated adjusted EPS of 9%-10% from 2026-2033. The company’s 2026-2030 consolidated capital investment plan of $28.6 billion, including $21.0 billion of base capital investments and $7.6 billion of strategic data center infrastructure investments, is expected to support 9%-11% consolidated rate base growth from 2026-2033.

"Our teams continue to deliver a strong value proposition for our utility customers by providing safe and reliable service across a range of weather conditions," said President and CEO Lloyd Yates. "I want to thank our employees and partners for the dedication they demonstrated serving customers during the elevated storm activity we experienced this season. We also advanced our data center strategy with regulatory approvals of our Amazon and Alphabet special contracts, important proof points that demonstrate our ability to support economic growth while creating value for customers. As we enter the second half of the year, we remain confident in our plan, supported by disciplined execution of our efficiency initiatives and regulatory mechanisms that provide visibility into cost recovery."

**Non-GAAP Disclosure Statement

This press release includes financial results and guidance for NiSource with respect to adjusted net income available to common shareholders, base plan adjusted EPS and consolidated adjusted EPS, which are non-GAAP financial measures as defined by the SEC. Commencing in 2026, the company began to present base plan adjusted EPS and consolidated adjusted EPS. As presented, guidance with respect to base plan adjusted EPS, including annual base plan adjusted EPS growth, excludes, in addition to the items historically excluded from adjusted EPS, the impact of data center operations and development activities relating to provision of electric service to current and future data center or other large load customers. The company provides guidance regarding base plan adjusted EPS because it expects that the earnings from its data center operations and development activities will experience a different growth profile compared to the base plan adjusted EPS growth. Providing guidance with respect to base plan adjusted EPS growth, together with guidance regarding consolidated adjusted EPS growth, provides investors with the same information that management considers to evaluate the company’s ongoing business performance and provide greater transparency into the performance of different aspects of our business that are impacted by distinct trends and factors. Consolidated adjusted EPS represents base plan adjusted EPS together with adjusted EPS from our data center operations and development activities. The company includes these measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to guidance on base plan adjusted EPS and consolidated adjusted EPS, NiSource reminds investors that it does not provide a GAAP equivalent of its guidance on base plan adjusted EPS or consolidated adjusted EPS due to the impact of unpredictable factors such as fluctuations in weather, impact of asset sales and impairments and other unusual or infrequent items included in the comparable GAAP measures, which may be material. The company is not able to estimate the impact of such factors on the comparable GAAP measures and, as such, the company is not able to provide a reconciliation of its non-GAAP base plan adjusted EPS guidance or its non-GAAP consolidated adjusted EPS guidance to the comparable GAAP equivalents without unreasonable efforts.

Additional Information

Additional information for the quarter ended June 30, 2026, is available on the Investors section of www.nisource.com and includes segment and financial information and a presentation. The company alerts investors that it intends to use the Investors section of its website, www.nisource.com, and the company’s social media channels to disseminate important information about the company to its investors. Investors are advised to look at NiSource’s website and social media channels for future important information about the company.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.3 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. The mission of our approximately 7,700 employees is to deliver safe, reliable energy that drives value to our customers. NiSource is a member of the Dow Jones Sustainability - North America Index and is on Forbes lists of America’s Best Employers for Women and Diversity. Learn more about NiSource’s record of leadership in sustainability, investments in the communities it serves and how we live our vision to be an innovative and trusted energy partner at www.NiSource.com.

The content of our website is not incorporated by reference into this document or any other report or document NiSource files with the Securities and Exchange Commission (“SEC”).
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Forward-Looking Statements

This Press Release contains "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements in this press release include, but are not limited to, statements concerning our guidance on base and consolidated adjusted EPS, plans, strategies, objectives, expected performance, planned expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are not statements of historical fact. Expressions of future goals and expectations and similar expressions reflecting something other than historical fact, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Investors and prospective investors should understand that many factors impact whether any forward-looking statement contained herein will or can be realized. Any one of those factors could cause actual results to differ materially from those projected.

Factors that could cause actual results to differ materially from those projected in any forward-looking statement discussed in this Press Release include, among other things: our ability to execute our business plan or growth strategy, including utility infrastructure investments, or business opportunities; our ability to manage data center growth in our service territories; potential incidents and other operating risks associated with our business; our ability to work successfully with our JV partners; our ability to construct, develop and place into service the generation or transmission assets we develop to support our customers under our current and any future data center contracts on time or at all and consistent with initial cost estimates, as well as the performance of such assets once constructed and placed into service; our ability to obtain the significant additional financing required to construct such generation or transmission assets we develop to support data center contracts on favorable terms, if at all; our ability to recover our investments and realize our expected return under our current and any future data center contracts that we enter into; our ability to maintain our investment grade credit ratings as we finance and pursue our data center strategy, including our performance under our current and any future data center contracts that we enter into; performance by our customers under our current and any future data center contracts; any decision by our current data center customers and any future data center customers to terminate our current or any future data center contracts or reduce the committed capacity thereunder; potential changes in the MISO accreditation treatment of capacity resources; our ability to adapt to, and manage costs related to, advances in technology, including alternative energy sources and changes in related laws and regulations; our increased dependency on technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demand; our ability to attract, retain or re-skill a qualified workforce and maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance and quality of third-party suppliers and service providers; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal, including any future associated impact from business opportunities such as data center development as those opportunities evolve; regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; potential cybersecurity attacks or security breaches; increased requirements and costs related to cybersecurity; any damage to our reputation; the impacts of natural disasters, acts of terrorism, acts of war or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our debt obligations; any changes to our credit ratings or the credit ratings of certain of our subsidiaries; adverse economic and capital market conditions, including increases in inflation or interest rates, recession, or changes in investor sentiment; the actions of activist stockholders;

economic conditions in certain industries; the ability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; compliance with changes in, or new interpretations of applicable laws, regulations and tariffs; the cost of compliance with environmental laws and regulations and the costs of associated liabilities; changes in tax laws or the interpretation thereof; and other matters set forth in Item 1, "Business," Item 1A, "Risk Factors" and Part II, Item 7, "Management’s Discussion and Analysis of Financial Condition and Results of Operations," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and matters set forth in our subsequent Quarterly Reports on Form 10-Q, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to expected results over time or otherwise, except as required by law.

Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Adjusted Net Income Available to Common Shareholders (Non-GAAP) and Consolidated Adjusted Earnings Per Share (Non-GAAP) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

(in millions, except per share amounts)	2026	2025	2026	2025
GAAP Net Income Available to Common Shareholders	$45.5	$102.2	$556.2	$577.0
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal(1)	16.0	(0.3)	19.7	(17.1)
Operating Expenses:
Workplace continuity(2)	21.4	—	21.4	—
Value Captured initiative(3)	5.4	—	5.4	—
Total adjustments to operating income	42.8	(0.3)	46.5	(17.1)
Income Taxes:
Tax effect of above items(4)	(10.7)	—	(11.9)	4.3
Preferred Dividends:
Preferred dividends redemption premium(5)	—	—	(3.6)	—
Total adjustments to net income	32.1	(0.3)	31.0	(12.8)
Adjusted Net Income Available to Common Shareholders (Non-GAAP)	$77.6	$101.9	$587.2	$564.2
Diluted Average Common Shares	481.2	472.1	481.0	472.3
GAAP Diluted Earnings Per Share(6)	$0.09	$0.22	$1.15	$1.22
Adjustments to diluted earnings per share	0.07	—	0.07	(0.03)
Consolidated Adjusted Earnings Per Share (Non-GAAP)	$0.16	$0.22	$1.22	$1.19
(1)Represents the estimated impact of actual weather during the period compared to expected normal weather.
(2)Represents incremental costs to support our NIPSCO work continuity plans during the April 2026 lockout period. Costs include external contractors, security and administrative costs, net of any internal labor savings, that would not been incurred had a lockout been avoided.
(3)Represents non-recurring third-party consulting costs and incremental severance incurred in connection with the Value Captured initiative.
(4)Represents income tax expense associated with adjustments to GAAP amounts calculated using the applicable statutory tax rates.
(5)Represents the excise tax refund from the 2023 preferred stock redemption premium.
(6)GAAP Diluted Earnings Per Share includes the effects of income allocated to participating securities. Please refer to Note 5, "Earnings Per Share," within the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2026.
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